UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 23, 2005

NOVASTAR RESOURCES LTD.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-28543

(Commission File Number)

91-1975651

(IRS Employer Identification No.)

8300 Greensboro Drive, Suite 800, McLean, VA 22102

(Address of principal executive offices and Zip Code)

(775) 686-6182

Registrant's telephone number, including area code

1 E. Liberty Street, Suite 6000, Reno, Nevada 89501

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 14, 2006, Novastar Resources Ltd. (“Novastar Resources”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Thorium Power, Inc. (“Thorium Power”), a Delaware corporation that designs proliferation-resistant thorium-based nuclear fuels, and TP Acquisition Corp., a direct wholly-owned subsidiary of Novastar Resources formed in connection with the transactions contemplated by the Merger Agreement. Concurrently therewith, Novastar Resources (1) adopted its 2006 Stock Plan, (2) entered into an employment agreement with Seth Grae, President and Chief Executive Officer of Thorium Power, (3) granted certain nonqualified stock options to Mr. Grae and (4) entered into a subscription agreement with Thorium Power for the purchase of 150,000 shares of common stock of Thorium Power for $4.00 per share. In addition, Novastar Resources has amended and restated its consulting agreement with Alan Gelband. Prior to and in connection with the execution of the Merger Agreement, Novastar Resources owned 175,000 shares of common stock of Thorium Power and has had an informal strategic relationship with Thorium Power.

Merger Agreement

Upon consummation of the merger, which has been approved by the board of directors of both Novastar Resources and Thorium Power, Thorium Power will become a wholly-owned subsidiary of Novastar Resources, and the combined company will operate under the name Thorium Power Ltd. Under the Merger Agreement, each common share of Thorium Power will be converted into securities of Novastar Resources such that Thorium Power’s current stockholders will own approximately 54.5% of the combined company, and each share of Novastar Resources common stock will remain outstanding. In addition, Novastar Resources anticipates the appointment of new directors and officers following the merger. The combined company will be headquartered in the Washington D.C. area, where Thorium Power is presently based.

The merger is conditioned upon, among other things, approvals by stockholders of Novastar Resources and Thorium Power of certain corporate matters, no legal impediment to the merger, the absence of any material adverse effect on Novastar Resources or Thorium Power, completion of due diligence reviews by both companies, the declaration of effectiveness of a registration statement by the Securities and Exchange Commission and any other necessary regulatory approvals. The Merger Agreement contains certain termination rights for both Novastar Resources and Thorium Power, and further provides that, upon termination of the Merger Agreement under specified circumstances, either company may be required to pay the other company a termination fee of $500,000. Novastar Resources and Thorium Power have expressed their strong commitment to consummating the merger and intend to utilize all resources required to do so as soon as practicable.

A copy of the Merger Agreement is included herein as Exhibit 2.1, and a copy of Novastar Resources’ press release dated February 14F, 2006 announcing the execution of the Merger Agreement (the “Press Release”) is included herein as Exhibit 99.1 Each of the Merger Agreement and the Press Release is incorporated herein by reference. The foregoing description of the Merger Agreement and the description of the Merger Agreement in the Press Release is qualified in its entirety by reference to the full text of the Merger Agreement.

2006 Stock Plan

Effective February 14, 2006, Novastar Resources adopted its 2006 Stock Plan. The 2006 Stock Plan provides for grants of restricted shares of common stock and grants of stock options. Under the terms of the 2006 Stock Plan, Novastar Resources may grant a maximum of 20 million shares of common stock, to consist of no more than 20 million shares issuable under incentive stock options and no more than 10 million restricted shares of common stock. The maximum number of restricted shares that may be granted to one individual in any fiscal year is five million shares, and the maximum number of options that may be granted to one individual in any fiscal year is eight million shares. The 2006 Stock Plan is included herein as Exhibit 10.1 to this Form 8-K.

Employment Agreement and Stock Option Grant

Pursuant to the terms of the Merger Agreement, effective February 14, 2006 Novastar Resources entered into an employment agreement with Seth Grae, wherein Novastar Resources has agreed to pay him an annual salary of $275,000 for performing the duties described in the employment agreement. In addition, Novastar Resources has agreed to issue to Mr. Grae 5,000,000 shares of restricted stock and grant to Mr. Grae 7,200,000 non-qualified stock options, with a term of ten years at an exercise price of $0.795 per share. The shares of restricted stock vest immediately on issuance and will be subject to the provisions of Rule 144 promulgated under the Securities Act of 1933, as amended. The agreement commences on the date that Novastar Resources obtains D&O liability insurance coverage and terminates on the fifth anniversary of the date of the agreement. The employment agreement with Mr. Grae is included herein as Exhibit 10.2 to this Form 8-K and the stock option agreement with Mr. Grae is included herein as Exhibit 10.3 to this Form 8-K.

Subscription Agreement

Pursuant to the terms of the Merger Agreement, on February 14, 2006, Novastar Resources entered into an agreement with Thorium Power for the acquisition of 150,000 shares of Thorium Power’s common stock. The purchase price was $4.00 per share, for a total purchase price of $600,000. As a result of this acquisition and the shares that had been previously acquired, Novastar Resources holds 3.3% of Thorium Power’s issued and outstanding common shares. The subscription agreement for the acquisition of the shares of Thorium Power is included herein as Exhibit 10.4 to this Form 8-K.

Amended and Restated Consulting Agreement

On February 6, 2006, Novastar Resources entered into an amended and restated consulting agreement with Alan Gelband for the provision of investment banking and advisory services, particularly in relation to Novastar Resources’ business combination with Thorium Power. The amended and restated agreement revised the agreement originally entered into with Mr. Gelband on January 17, 2006.

Item 3.02	Unregistered Sales of Equity Securities

On February 14, 2006, Novastar Resources completed a private placement of 4,208,340 units (each, a “Unit”), at a price of $0.30 per Unit, to 13 accredited investors for total proceeds of $1,262,500. Each Unit consists of one share of common stock of Novastar Resources and one-half of one purchase warrant. Each whole purchase warrant is non-transferable and entitles the holder to purchase one additional share of common stock of Novastar Resources for a period of 12 months, at a price per share of $0.50.

Each investor confirmed in writing that it is an accredited investor and represented its intention to acquire the securities for investment purposes and not with a view to distribution. Novastar Resources did not use, and no person acting on its behalf used, any form of general solicitation or general advertising in connection with this offering. Appropriate legends shall be affixed to the stock certificates to be issued to each investor. Each investor acknowledged that the sale of the securities was not registered under the Securities Act of 1933, as amended, and that the securities could not be resold unless the securities were registered or an exemption from registration was available. As a result of the foregoing, Novastar Resources relied on the provisions of Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended, for the issuance of the securities.

Pursuant to the agreements with Mr. Gelband discussed above, Novastar Resources issued to Mr. Gelband 2,389,558 restricted shares of common stock on February 13, 2006. Mr. Gelband confirmed that he is an accredited investor and represented his intention to acquire the securities for investment purposes and not with a view to distribution. Mr. Gelband acknowledged that the sale of the securities was not registered under the Securities Act of 1933, as amended, and that the securities could not be resold unless the securities were registered or an exemption from registration was available. As a result of the foregoing, Novastar Resources relied on the provisions of Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended, for the issuance of the securities.

Pursuant to the terms of the employment agreement with Seth Grae, Novastar Resources has agreed to issue 5,000,000 restricted shares of common stock to Mr. Grae, and grant to Mr. Grae 7,200,000 non-qualified stock options, with a term of ten years at an exercise price of $0.795 per share. The stock options shall be granted under the newly adopted 2006 Stock Plan. As a result of the relationship with Mr. Grae, Novastar Resources relied on the provisions of Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended, for the issuance of the securities.

Item 5.02.             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Pursuant to a Form 8-K filed on December 23, 2005, Novastar Resources announced the appointment of Cornelius J. Milmoe as a member of its board of directors. Subsequently, Mr. Milmoe has advised Novastar Resources that he would accept this appointment once Novastar Resources obtains appropriate D&O insurance coverage, which is anticipated to be received shortly. Until that time, Novastar Resources’ board of directors consists of Paul G. Carter and Dr. Charles H. Merchant.

Seth Grae, currently President and Chief Executive Officer of Thorium Power, is expected to assume shortly the positions of President, Chief Executive Officer and a director of Novastar Resources in accordance with the terms of the Merger Agreement. At that time, Dr. Charles Merchant, Chief Operating Officer and Interim Chief Executive Officer of Novastar Resources, is expected to resign from these positions and will serve as Novastar Resources’ Head of Mining Operations.

Seth Grae has played an active role in all business activities of Thorium Power since the company’s founding. He is a member of the board of directors of the Bulletin of the Atomic Scientists and has served as co-chair of the American Bar Association’s Committee on Arms Control and Disarmament. As a member of the board of directors of the Lawyers Alliance for World Security, Mr. Grae helped advise on the drafting of nuclear export control regulations in China and Belarus, and he participated in consultations with the government of India on nuclear power and weapons. He represented refuseniks pro bono who were nuclear scientists, in securing exit visas from the Soviet Union. Mr. Grae led the efforts that resulted in Thorium Power becoming one of the first Western companies to contract with Russian nuclear institutes and become one of the first grant recipients from the United States Department of Energy for nuclear non-proliferation related work in Russia. Mr. Grae obtained his B.A. from Brandeis University cum laude, J.D. from American University, LL.M. in International Law with honors from Georgetown University, and MBA from Georgetown University.

Item 7.01.	Regulation FD Disclosure

On February 8, 2006, Novastar Resources repurchased 5,000,000 of its restricted shares of common stock from a shareholder. The stock was acquired at the price of $0.08 per share, for a total expenditure of $400,000. The stock will be cancelled and returned to treasury.

Item 9.01.	Financial Statements and Exhibits.

2.1           Agreement and Plan of Merger dated as of February 14, 2006 by and among Novastar Resources Ltd., TP Acquisition Corp. and Thorium Power, Inc.

10.1           2006 Stock Plan of Novastar Resources Ltd.

10.2           Employment Agreement dated as of February 14, 2006 bewteen Novastar Resources Ltd. and Seth Grae.

10.3           Stock Option Agreement dated as of February 14, 2006 bewteen Novastar Resources Ltd. and Seth Grae.

10.4         Subscription Agreement dated February 14, 2006 between Novastar Resources Ltd. and Thorium Power, Inc.

10.5         Amended and Restated Consulting Agreement dated February 6, 2006 between Novastar Resources Ltd. and Alan Gelband.

10.6         Form of Subscription Agreement between Novastar Resources Ltd. and investors in the private placement closed on February 14, 2006.

99.1	Press Release of Novastar Resources Ltd. dated February 14, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVASTAR RESOURCES LTD.

/s/ Charles Merchant

By:	Charles Merchant

Title: Chief Operating Officer and Director

Date: February 21, 2006